As filed with the Securities and Exchange Commission on August 15, 2014
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S–8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HOMEFED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0304982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1903 Wright Place, Suite 220 Carlsbad, California 92008	92008
(Address of Principal Executive Offices)	(Zip Code)

RSU Opportunity Plan
(Full Title of Plan)
Paul J. Borden President HomeFed Corporation 1903 Wright Place, Suite 220 Carlsbad, California 92008
(Name and address of agent for service)
(760) 918-8200
(Telephone number, including area code, of agent for service)
With a copy to:
Andrea A. Bernstein, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐                        Accelerated filer ☑                       Non-accelerated filer ☐                        Smaller reporting company ☐

                                                 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	100,000(2)	$53.75(3)	$5,375,000	$692.30

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities as may issuable under the RSU Opportunity Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Represents the maximum number of common shares of HomeFed Corporation that is issuable pursuant to the RSU Opportunity Plan.

(3)
Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act based upon the average of the high and low sales prices of the shares of common stock as reported on the consolidated transaction reporting system on August 13, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3               Incorporation of Documents by Reference.

This registration statement is filed to register the issuance and sale of shares of Common Stock of HomeFed Corporation (the “registrant”) that may be issued and sold under the registrant’s RSU Opportunity Plan (the “Plan”).  The following documents, previously filed by the registrant with the Securities and Exchange Commission (“SEC”) (File No. 001-10153), are hereby incorporated by reference in this registration statement:

a)
The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 18, 2014, as amended by Amendment No. 1 on a Form 10-K/A filed on March 12, 2014 and further amendment by Amendment No. 2 on a Form 10-K/A filed on June 4, 2014;

b)
The registrant’s (i) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 12, 2014 and (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 filed on August 8, 2014;

c)
All other reports filed* by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K, as amended referred to in (a) above; and

d)
The description of the registrant’s common stock contained in registrant’s Current Report on Form 8-K filed on July 14, 2011, including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The registrant’s Exchange Act file number with the SEC is 001-10153.  Unless expressly incorporated into this registration statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this registration statement.

Any statement contained in a document which is incorporated by reference in this registration statement will be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference in this registration statement or in any document that the registrant files after the date of this registration statement that also is incorporated by reference in this registration statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

Item 6.  Indemnification of Directors and Officers.

HomeFed is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article 8 of the Restated Certificate of Incorporation of HomeFed (the “Restated Certificate”) provides that, to the fullest extent permitted by the DGCL, no director of HomeFed shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

Article 9 of the Restated Certificate provides for the indemnification of directors and officers to the extent permitted by the DGCL. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director of officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director of officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director of officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director of officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, and article(s) of the Restated Certificate referred to above and are qualified in their entirety by reference thereto.

Item 8               Exhibits.

Exhibit No.	Description

4.1
Restated Certificate of Incorporation, as restated July 3, 1995 of the Company (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 1995).

4.2
Amended and Restated Bylaws of the Company as amended through December 14, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Amendment to Amended and Restated Bylaws of the Company, dated July 10, 2002

Exhibit No.	Description

(incorporated by reference to Exhibit 3.3 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.4
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2002 (incorporated by reference to Exhibit 3.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.5
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 10-K”)).

4.6	Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s 2003 10-K).

4.7
Certificate of Amendment of the Certificate of Incorporation of the Company, dated August 2, 2010 (incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”)).

5.1	Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consents of Friedman LLP (filed herewith).

23.3	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in the signature pages of this registration statement).

99.1	RSU Opportunity Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 15, 2014).

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona  fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona  fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 15th day of August 2014.

HOMEFED CORPORATION

By:	/s/ Erin N. Ruhe
Erin N. Ruhe
Vice President, Treasurer and Controller

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Borden and Erin N. Ruhe, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph S. Steinberg	Chairman of the Board and Director	August 15, 2014
Joseph S. Steinberg

/s/ Paul J. Borden	President and Director	August 15, 2014
Paul J. Borden	(Principal Executive Officer)

/s/ Erin N. Ruhe	Vice President and Controller	August 15, 2014
Erin N. Ruhe	(Principal Financial and Accounting Officer)

/s/ Patrick D. Bienvenue	Director	August 15, 2014
Patrick D. Bienvenue

/s/ Timothy M. Considine	Director	August 15, 2014
Timothy M. Considine

/s/ Brian P. Friedman	Director	August 15, 2014
Brian P. Friedman

/s/ Ian M. Cumming	Director	August 15, 2014
Ian M. Cumming

/s/ Michael A. Lobatz	Director	August 15, 2014
Michael A. Lobatz

Exhibit No.	Description

4.1
Restated Certificate of Incorporation, as restated July 3, 1995 of the Company (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 1995).

4.2
Amended and Restated Bylaws of the Company as amended through December 14, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3
Amendment to Amended and Restated Bylaws of the Company, dated July 10, 2002 (incorporated by reference to Exhibit 3.3 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.4
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2002 (incorporated by reference to Exhibit 3.4 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.5
Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 10-K”)).

4.6	Certificate of Amendment of the Certificate of Incorporation of the Company, dated July 10, 2003 (incorporated by reference to Exhibit 3.6 to the Company’s 2003 10-K).

4.7
Certificate of Amendment of the Certificate of Incorporation of the Company, dated August 2, 2010 (incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”)).

5.1	Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consents of Friedman LLP (filed herewith).

23.3	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in the signature pages of this registration statement).

99.1	RSU Opportunity Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 15, 2014).